Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of C1 Financial, Inc. on Form S-8 of our report dated May 30, 2014 on the consolidated financial statements of C1 Financial, Inc. contained in the Registration Statement on Amendment No. 2 to Form S-1 (File No. 333-197360).

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Fort Lauderdale, Florida
August 21, 2014